
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Consolidated Income Statement of GATC and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                              18
<SECURITIES>                                         0
<RECEIVABLES>                                       60
<ALLOWANCES>                                         5
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                            3798
<DEPRECIATION>                                    1652
<TOTAL-ASSETS>                                    2970
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                           1209<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                         679
<TOTAL-LIABILITY-AND-EQUITY>                      2970
<SALES>                                              0
<TOTAL-REVENUES>                                   409
<CGS>                                                0
<TOTAL-COSTS>                                      178<F3>
<OTHER-EXPENSES>                                    71<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                  57
<INCOME-PRETAX>                                     65<F5>
<INCOME-TAX>                                        25
<INCOME-CONTINUING>                                 48
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        48
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Not applicable because GATC has an unclassified balance sheet.
<F2>This value consists of two components: Long-term Debt of 1,114 million and
Capital Lease Obligations of 95 million. Short-term Debt is not included.
<F3>This value represents Operating Expenses on the Consolidated Income Statement.
<F4>This value consists of the Provision for Depreciation and Amortization on the
Consolidated Income Statement.
<F5>This value represents Income Before Taxes and Equity in Net Earnings of
Affiliates.

